PROXY STATEMENT
                           OF WESTMORELAND COAL

                     Securities and Exchange Commission
                          Washington D.C. 20549

                        SCHEDULE 14a INFORMATION
             Proxy Statement Pursuant to Sections 14(a) of the
                 Securities Exchange Act of 1934

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            (as permitted by Rule 14a-6(e)(2))
      [  ]  Definitive Proxy Statement
      [  ]  Definitive Materials
      [X ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
14(a)-12
__________________________________________________________________

                       Westmoreland Coal Company
__________________________________________________________________

             (Name of Registrant as Specified in Its Charter)

              Westmoreland Committee To Enhance Share Value

__________________________________________________________________

              (Name of Person(s) Filing Proxy Statement,
               if other than the Registrant)

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The following is added text of a Web Site at
freedomforshareholders.com.



Thank you to our supporters!!

May 13, 1999

Dear Fellow Shareholders:

Many, many thanks to those among you who voted the BLUE proxy to enhance share value. The election was yesterday, May 12, in Colorado Springs, Co. The results were very close and it's too early to know the exact outcome.

Members of the Committee greatly appreciate your votes, ideas, and enthusiasm in support of enhancing the equity value of all shareholders in Westmoreland Coal Company. Every single one of your votes was very important to us. We gained the important support of large shareholders, but we also received the support of hundreds of shareholders (many of whom are former employees of Westmoreland) who voted their one, five, and ten shares for our cause.

We were astonished at how far we came in such a short time - especially given that Westmoreland management was fighting us at every turn with the top proxy contest law firm in the country and all the resources of our company treasury at their disposal

Regardless of how the election is finally determined, we won a great victory. The strength of our collective voting sent a resounding message to the management of our company: shareholders want change and they want it now. Members of the Committee will continue to fight on your behalf to ensure that change occurs. We're not going to go away. Stay tuned, stay with us, as we work to improve equity value for all Westmoreland shareholders.

Sincerely,

Members
The Committee to Enhance Share Value